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                                                                     EXHIBIT 4.8


                              CERTIFICATE OF TRUST
                                       OF
                            TESORO CAPITAL TRUST III

               This Certificate of Trust is being executed by the undersigned trustees for the purposes of forming a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

               The undersigned hereby certifies as follows:

               1. Name. The name of the business trust is Tesoro Capital Trust III (the "Trust").

               2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:

                   Wilmington Trust Company
                   Rodney Square North
                   1100 North Market Street
                   Wilmington, DE  19890
                   ATTN:  Corporate Trust Administration

               3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have duly executed this Certificate of Trust as of the date and year first above written.

                                             /s/ BRUCE A. SMITH
                                           -------------------------------------
                                           Name: Bruce A. Smith
                                                 as Administrative Trustee

                                             /s/ JAMES C. REED, JR.
                                           -------------------------------------
                                           Name: James C. Reed, Jr.
                                                 as Administrative Trustee

                                             /s/ GREGORY A. WRIGHT
                                           -------------------------------------
                                           Name: Gregory A. Wright
                                                 as Administrative Trustee

                                           WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Delaware Trustee of the
                                           Trust

                                           By:   /s/ JILL K. MORRISON
                                              ----------------------------------
                                              Name:  Jill K. Morrison
                                              Title: Administrative Account
                                                     Manager